                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549



                                      FORM 8-K



                  Current Report Pursuant to Section 13 or 15(d) of
                        The Securities Exchange Act of 1934



                                  August 12, 1999
                 Date of Report (Date of earliest event reported):



                                  SUPERGEN, INC.
                                  --------------
               (Exact name of registrant as specified in its charter)



          Delaware                  0-27628                  91-1841574
          --------                  -------                  ----------
      (State or other             (Commission               (IRS Employer
      jurisdiction of             File Number)           Identification No.)
       incorporation)



     Two Annabel Lane, Suite 220, San Ramon, California          94583
     --------------------------------------------------        ---------
          (Address of principal executive offices)             (Zip Code)



        Registrant's telephone number, including area code:  (925) 327-0200

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On August 12, 1999, we completed the acquisition of Sparta Pharmaceuticals, Inc. ("Sparta") through the merger of our wholly-owned subsidiary, Royale Acquisition Corp., with and into Sparta. Sparta continued as the surviving corporation and as our wholly-owned subsidiary.

     As a result of the merger, we acquired the assets of Sparta, which consist primarily of intangible properties relating to the development of pharmaceutical products. We believe the purchase price will be approximately $9.4 million (subject to finalization of acquisition costs) of which at least 75% will be expensed as in-process research and development.

     As part of the merger, we issued 429,055 shares of our common stock and warrants exercisable for 220,945 shares of our common stock, at an exercise price of $18.18 per share, in exchange for all of the outstanding capital stock of Sparta. The warrants, which will expire on August 12, 2001, will be publicly traded and are registered on a Form 8-A, filed with the Securities and Exchange Commission on August 12, 1999. In addition, we assumed all outstanding options to purchase shares of common stock of Sparta, which converted into options to purchase 13,890 shares of our common stock. We also assumed all outstanding warrants to purchase shares of common stock of Sparta, which converted into warrants to purchase 96,746 shares of our common stock. These assumed options and warrants will not be publicly traded.

     The merger is structured as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended, and we will treat the merger as a purchase for accounting purposes.

     The above description of the merger is a summary only. You should read the documents filed as exhibits to this report for a complete understanding of the merger.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial Statements of Business Acquired

                          SPARTA PHARMACEUTICALS, INC.

                         INDEX TO FINANCIAL STATEMENTS

Annual Financial Statements
Report of Independent Public Accountants--Arthur Andersen LLP..............................................   4
Report of Independent Auditors--Ernst & Young LLP..........................................................   5
Consolidated Balance Sheets as of December 31, 1997 and 1998...............................................   6
Consolidated Statements of Operations for the years ended December 31, 1996, 1997 and 1998, for the period
  from June 12, 1990 (Inception) to December 31, 1998......................................................   7
Consolidated Statements of Stockholders' Equity (Deficit) for the years ended December 31, 1996, 1997 and
  1998.....................................................................................................   8
Consolidated Statements of Cash Flows for the years ended December 31, 1996, 1997 and 1998, for the period from June 12, 1990 (Inception) to December 31, 1998......................................................  10
Notes to Consolidated Financial Statements.................................................................  11

Interim Financial Statements (Unaudited)
Consolidated Balance Sheets as of June 30, 1999 and December 31, 1998......................................  22
Consolidated Statements of Operations for the three-month and six-month periods ended June 30, 1999 and
1998 and for the period from June 12, 1990 (Inception) to June 30, 1999....................................  23
Consolidated Statements of Cash Flows for the six-month periods ended June 30, 1999 and 1998 and for the period from June 12, 1990 (Inception) to June 30, 1999...................................................  24
Notes to Consolidated Financial Statements.................................................................  25

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Sparta Pharmaceuticals, Inc.:

    We have audited the accompanying consolidated balance sheets of Sparta Pharmaceuticals, Inc. (a Delaware corporation in the development stage) and Subsidiary as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1998 and the related statements of operations and cash flows for the period from inception (June 12, 1990) to December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of Sparta Pharmaceuticals, Inc. for the period from inception to December 31, 1995. Such statements are included in the period from inception to December 31, 1998 totals on the statements of operations and cash flows and reflect total revenues and net loss of 19 percent and 38 percent, respectively, of the related cumulative totals. Those statements were audited by other auditors, whose report has been furnished to us, and our opinion, insofar as it relates to amounts for the period from inception to December 31, 1995, included in the cumulative totals, is based solely upon the report of the other auditors.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

    In our opinion, based on our audits and the report of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Sparta Pharmaceuticals, Inc. and Subsidiary, as of December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998 and for the period from inception (June 12, 1990) to December 31, 1998, in conformity with generally accepted accounting principles.

    The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company has incurred operating losses since inception and will require additional capital to continue operations which raises substantial doubt about the Company's ability to continue as a going concern. Management's plans as to these matters are described in Note 1. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

                                          /s/ ARTHUR ANDERSEN LLP

Philadelphia, Pa.,
February 11, 1999

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders
Sparta Pharmaceuticals, Inc. (A Development Stage company)

    We have audited the accompanying statements of operations, stockholders' equity (deficit) and cash flows of Sparta Pharmaceuticals, Inc. (a development stage company) for the period from June 12, 1990 (inception) to December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Sparta Pharmaceuticals, Inc. (a developmental stage company) for the period from June 12, 1990 (inception) to December 31, 1995 in conformity with generally accepted accounting principles.

    The accompanying financial statements have been prepared assuming that Sparta Pharmaceuticals, Inc. (a development stage company) will continue as a going concern. As more fully described in Note 1, the Company has incurred operating losses since inception and requires additional capital to continue operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans as to these matters are described in Note 1. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of Sparta Pharmaceuticals, Inc. (a development stage company) to continue as a going concern.

                                          /s/ ERNST & YOUNG LLP

Raleigh, North Carolina
January 31, 1996

                  SPARTA PHARMACEUTICALS, INC. AND SUBSIDIARY

                         (A DEVELOPMENT STAGE COMPANY)

                          CONSOLIDATED BALANCE SHEETS

                                                                                             DECEMBER 31,
                                                                                    ------------------------------
                                                                                         1997            1998
                                                                                    --------------  --------------
                                      ASSETS
Current assets:
  Cash and cash equivalents.......................................................  $    4,767,317  $    2,470,359
  Short-term investments..........................................................       1,473,275              --
  Prepaid expenses and other current assets.......................................          68,778          14,719
                                                                                    --------------  --------------
    Total current assets..........................................................       6,309,370       2,485,078
                                                                                    --------------  --------------
Fixed assets:
  Office equipment................................................................         189,962         194,308
  Leasehold improvements..........................................................         522,215         522,215
  Less: accumulated depreciation and amortization.................................        (375,482)       (563,987)
                                                                                    --------------  --------------
                                                                                           336,695         152,536
License agreements, net of amortization of $92,912 in 1997 and $105,870 in 1998...          21,876           8,918
Restricted cash...................................................................         148,310          94,448
                                                                                    --------------  --------------
                                                                                    $    6,816,251  $    2,740,980
                                                                                    --------------  --------------
                                                                                    --------------  --------------
                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses...........................................  $      741,240  $      528,090
                                                                                    --------------  --------------
    Total current liabilities.....................................................         741,240         528,090
                                                                                    --------------  --------------
Commitments (Note 7)
Stockholders' equity:
  Preferred Stock, not designated, $.001 par value; authorized and unissued
    8,867,731 shares..............................................................              --              --
  Series BC Convertible Preferred Stock, $.001 par value; liquidation preference
    $13 per share; authorized 2,132,269 shares; issued and outstanding 1,020,747
    shares in 1997 and 828,741 in 1998............................................           1,021             829
  Common Stock, $.001 par value; authorized 72,000,000 shares; issued and
    outstanding 3,116,154 shares in 1997 and 3,651,843 shares in 1998.............           3,116           3,652
  Additional paid-in capital......................................................      28,616,607      28,682,326
  Stock subscription receivable...................................................        (133,333)        (66,667)
  Deferred compensation...........................................................        (167,654)       (100,443)
  Deficit accumulated during the development stage................................     (22,244,746)    (26,306,807)
                                                                                    --------------  --------------
    Total stockholders' equity....................................................       6,075,011       2,212,890
                                                                                    --------------  --------------
                                                                                    $    6,816,251  $    2,740,980
                                                                                    --------------  --------------
                                                                                    --------------  --------------

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                  SPARTA PHARMACEUTICALS, INC. AND SUBSIDIARY

                         (A DEVELOPMENT STAGE COMPANY)

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                                    PERIOD FROM
                                                                                                   JUNE 12, 1990
                                                                YEAR ENDED DECEMBER 31,            (INCEPTION) TO
                                                      -------------------------------------------   DECEMBER 31,
                                                          1996           1997           1998            1998
                                                      -------------  -------------  -------------  --------------
Revenue:
  Interest income...................................  $     296,730  $     445,606  $     236,467  $    1,270,465
  Grant income and contract revenue.................             --        155,206        612,407         895,483
                                                      -------------  -------------  -------------  --------------
    Total revenue...................................        296,730        600,812        848,874       2,165,948
                                                      -------------  -------------  -------------  --------------
Operating expenses:
  Research and development..........................      3,176,742      3,748,216      3,663,055      16,592,418
  General and administrative........................      1,404,955      1,497,006      1,247,880       8,582,424
  Charge for acquired research and development......      3,062,913        235,000             --       3,297,913
                                                      -------------  -------------  -------------  --------------
    Total operating expenses........................      7,644,610      5,480,222      4,910,935      28,472,755
                                                      -------------  -------------  -------------  --------------
Net loss............................................  $  (7,347,880) $  (4,879,410) $  (4,062,061) $  (26,306,807)
                                                      -------------  -------------  -------------  --------------
                                                      -------------  -------------  -------------  --------------
Basic and diluted net loss per share................  $       (4.64) $       (2.16) $       (1.18)
                                                      -------------  -------------  -------------
                                                      -------------  -------------  -------------
Basic and diluted weighted average number of shares
  outstanding.......................................      1,582,414      2,260,261      3,446,252
                                                      -------------  -------------  -------------
                                                      -------------  -------------  -------------

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                  SPARTA PHARMACEUTICALS, INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                                                                         CONVERTIBLE
                                                                                                       PREFERRED STOCK
                                                                              DATE OF       -------------------------------------
                                                                            TRANSACTION      SERIES A     SERIES B     SERIES C
                                                                         -----------------  -----------  -----------  -----------
BALANCE AT JUNE 12, 1990...............................................                      $            $            $
Issuance of 289,666 shares at $.015 per share..........................  June 1990                  --           --           --
                                                                                                 -----   -----------       -----
BALANCE AT DECEMBER 31, 1990...........................................                             --           --           --
                                                                         February through
$.015 per share for services...........................................  December 1991              --           --           --
Issuance of 325,815 shares at $3.99 per share net of issuance costs....  December 1991             326           --           --
Net loss for 1991......................................................                             --           --           --
                                                                                                 -----   -----------       -----
BALANCE AT DECEMBER 31, 1991...........................................                            326           --           --
Issuance of 50,125 shares at $3.99 per share in exchange for
  cancellation of notes payable........................................  January 1992               50           --           --
                                                                         January through
Issuance of 18,184 shares at $.015 per share...........................  December 1992              --           --           --
Conversion of Series A Convertible Preferred Stock, into 75,188 shares
  of Common Stock at $19.95 per share..................................  December 1992            (376)          --           --
Net loss for 1992......................................................                             --           --           --
                                                                                                 -----   -----------       -----
BALANCE AT DECEMBER 31, 1992...........................................                             --           --           --
Repurchase of 2,500 shares at $.015 per share..........................  January 1993               --           --           --
Issuance of 125,000 shares at $2.00 per share..........................  September 1993             --          125           --
Exchange of 125,000 shares of Series B Convertible Preferred Stock
  125,000 shares of Series C Convertible Preferred Stock...............  December 1993              --         (125)         125
                                                                         July through
Issuance of 3,731 shares at $14.45 per share...........................  December 1993              --           --           --
Issuance of options to purchase 33,333 shares Common Stock net of
  issuance costs (see Note 4)..........................................                             --           --           --
Net loss for 1993......................................................                             --           --           --
                                                                                                 -----   -----------       -----
BALANCE AT DECEMBER 31, 1993...........................................                             --           --          125
Issuance of 11,800 warrants............................................  May 1994                   --           --           --
Issuance of 2,692 shares upon conversion of Convertible Notes and
  Preferred Stock......................................................  June 1994                  --           --           --
Conversion of Convertible Notes and Preferred Stock....................  June 1994                  --           --         (125)
Proceeds of initial public offering net of offering costs of
  $1,335,521...........................................................  June 1994                  --           --           --
                                                                         March through
Issuance of 1,700 shares upon option exercise..........................  July 1994                  --           --           --
Issuance of 33,000 units to underwriter upon over allotment exercise...  July 1994                  --           --           --
Repurchase of 500 shares...............................................  July 1994                  --           --           --
                                                                         January through
Issuance of 1,961 shares at $20.20 for services........................  December 1994              --           --           --
Unrealized loss on available-for-sale investments......................                             --           --           --
Net loss for 1994......................................................                             --           --           --
                                                                                                 -----   -----------       -----
BALANCE AT DECEMBER 31, 1994...........................................                             --           --           --
Issuance of 5,000 shares upon option exercise..........................  April 1995                 --           --           --
                                                                         January through
Issuance of 4,303 shares at $17.80 per share for services..............  September 1995             --           --           --
Net Loss for 1995......................................................                             --           --           --
Loss on available-for-sale investments.................................                             --           --           --
                                                                                                 -----   -----------       -----


                                                                           COMMON     ADDITIONAL                    STOCK
                                                                            STOCK      PAID IN     UNREALIZED    SUBSCRIPTION
                                                                          PAR VALUE    CAPITAL     GAIN/(LOSS)    RECEIVABLE
                                                                         -----------  ----------  -------------  ------------
BALANCE AT JUNE 12, 1990...............................................   $           $             $             $
Issuance of 289,666 shares at $.015 per share..........................         289        4,056           --             --
                                                                         -----------  ----------  -------------  ------------
BALANCE AT DECEMBER 31, 1990...........................................         289        4,056           --             --

$.015 per share for services...........................................         173        2,420           --             --
Issuance of 325,815 shares at $3.99 per share net of issuance costs....          --    1,274,874           --             --
Net loss for 1991......................................................          --           --           --             --
                                                                         -----------  ----------  -------------  ------------
BALANCE AT DECEMBER 31, 1991...........................................         462    1,281,350           --             --
Issuance of 50,125 shares at $3.99 per share in exchange for
  cancellation of notes payable........................................          --      199,950           --             --

Issuance of 18,184 shares at $.015 per share...........................          18          255           --             --
Conversion of Series A Convertible Preferred Stock, into 75,188 shares
  of Common Stock at $19.95 per share..................................          75          301           --             --
Net loss for 1992......................................................          --           --           --             --
                                                                         -----------  ----------  -------------  ------------
BALANCE AT DECEMBER 31, 1992...........................................         555    1,481,856           --             --
Repurchase of 2,500 shares at $.015 per share..........................          (2)         (36)          --             --
Issuance of 125,000 shares at $2.00 per share..........................          --      249,875           --             --
Exchange of 125,000 shares of Series B Convertible Preferred Stock
  125,000 shares of Series C Convertible Preferred Stock...............          --           --           --             --

Issuance of 3,731 shares at $14.45 per share...........................           4       53,875           --             --
Issuance of options to purchase 33,333 shares Common Stock net of
  issuance costs (see Note 4)..........................................          --      167,500           --             --
Net loss for 1993......................................................          --           --           --             --
                                                                         -----------  ----------  -------------  ------------
BALANCE AT DECEMBER 31, 1993...........................................         557    1,953,070           --             --
Issuance of 11,800 warrants............................................          --           59           --             --
Issuance of 2,692 shares upon conversion of Convertible Notes and
  Preferred Stock......................................................           3           (3)          --             --
Conversion of Convertible Notes and Preferred Stock....................         412    3,868,837           --             --
Proceeds of initial public offering net of offering costs of
  $1,335,521...........................................................         220    4,164,259           --             --

Issuance of 1,700 shares upon option exercise..........................           2        2,549           --             --
Issuance of 33,000 units to underwriter upon over allotment exercise...          33      717,717           --             --
Repurchase of 500 shares...............................................          (1)          (6)          --             --

Issuance of 1,961 shares at $20.20 for services........................           2       39,659           --             --
Unrealized loss on available-for-sale investments......................          --           --       (3,316)            --
Net loss for 1994......................................................          --           --           --             --
                                                                         -----------  ----------  -------------  ------------
BALANCE AT DECEMBER 31, 1994...........................................       1,228   10,746,141       (3,316)            --
Issuance of 5,000 shares upon option exercise..........................           5        7,495           --             --

Issuance of 4,303 shares at $17.80 per share for services..............           4       76,688           --             --
Net Loss for 1995......................................................          --           --           --             --
Loss on available-for-sale investments.................................          --           --        3,316             --
                                                                         -----------  ----------  -------------  ------------

                                                                                          DEFICIT
                                                                                        ACCUMULATED      TOTAL
                                                                                         DURING THE   STOCKHOLDERS'
                                                                           DEFERRED     DEVELOPMENT      EQUITY
                                                                         COMPENSATION      STAGE       (DEFICIT)
                                                                         -------------  ------------  ------------
BALANCE AT JUNE 12, 1990...............................................    $             $             $
Issuance of 289,666 shares at $.015 per share..........................           --             --         4,345
                                                                         -------------  ------------  ------------
BALANCE AT DECEMBER 31, 1990...........................................           --             --         4,345

$.015 per share for services...........................................           --             --         2,593
Issuance of 325,815 shares at $3.99 per share net of issuance costs....           --             --     1,275,200
Net loss for 1991......................................................           --       (358,234)     (358,234)
                                                                         -------------  ------------  ------------
BALANCE AT DECEMBER 31, 1991...........................................           --       (358,234)      923,904
Issuance of 50,125 shares at $3.99 per share in exchange for
  cancellation of notes payable........................................           --             --       200,000

Issuance of 18,184 shares at $.015 per share...........................           --             --           273
Conversion of Series A Convertible Preferred Stock, into 75,188 shares
  of Common Stock at $19.95 per share..................................           --             --            --
Net loss for 1992......................................................           --     (1,217,933)   (1,217,933)
                                                                         -------------  ------------  ------------
BALANCE AT DECEMBER 31, 1992...........................................           --     (1,576,167)      (93,756)
Repurchase of 2,500 shares at $.015 per share..........................           --             --           (38)
Issuance of 125,000 shares at $2.00 per share..........................           --             --       250,000
Exchange of 125,000 shares of Series B Convertible Preferred Stock
  125,000 shares of Series C Convertible Preferred Stock...............           --             --            --

Issuance of 3,731 shares at $14.45 per share...........................           --             --        53,879
Issuance of options to purchase 33,333 shares Common Stock net of
  issuance costs (see Note 4)..........................................           --             --       167,500
Net loss for 1993......................................................           --     (2,649,224)   (2,649,224)
                                                                         -------------  ------------  ------------
BALANCE AT DECEMBER 31, 1993...........................................           --     (4,225,391)   (2,271,639)
Issuance of 11,800 warrants............................................           --             --            59
Issuance of 2,692 shares upon conversion of Convertible Notes and
  Preferred Stock......................................................           --             --            --
Conversion of Convertible Notes and Preferred Stock....................           --             --     3,869,124
Proceeds of initial public offering net of offering costs of
  $1,335,521...........................................................           --             --     4,164,479

Issuance of 1,700 shares upon option exercise..........................           --             --         2,551
Issuance of 33,000 units to underwriter upon over allotment exercise...           --             --       717,750
Repurchase of 500 shares...............................................           --             --            (7)

Issuance of 1,961 shares at $20.20 for services........................           --             --        39,661
Unrealized loss on available-for-sale investments......................           --             --        (3,316)
Net loss for 1994......................................................           --     (3,149,658)   (3,149,658)
                                                                         -------------  ------------  ------------
BALANCE AT DECEMBER 31, 1994...........................................           --     (7,375,049)    3,369,004
Issuance of 5,000 shares upon option exercise..........................           --             --         7,500

Issuance of 4,303 shares at $17.80 per share for services..............           --             --        76,692
Net Loss for 1995......................................................           --     (2,642,407)   (2,642,407)
Loss on available-for-sale investments.................................           --             --         3,316
                                                                         -------------  ------------  ------------

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                  SPARTA PHARMACEUTICALS, INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
     CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT) (CONTINUED)

                                                                                                         CONVERTIBLE
                                                                                                       PREFERRED STOCK
                                                                              DATE OF       -------------------------------------
                                                                            TRANSACTION      SERIES A     SERIES B     SERIES C
                                                                         -----------------  -----------  -----------  -----------
BALANCE AT DECEMBER 31, 1995...........................................                             --           --           --
Extension of exercise period for options of former employees...........  January 1996               --           --           --
Proceeds of private placement net of commissions and expenses of
  $428,571.............................................................  February 1996             300           --           --
Stock issued for acquisition of Lexin Pharmaceuticals (see Note 2).....  March 1996                 --           --           --
Deferred compensation related to acquisition (see Note 4)..............  March 1996                 --           --           --
Issuance of 1,000 shares pursuant to license agreement.................  April 1996                 --           --           --
                                                                         June through July
Issuance of 258 shares for services....................................  1996                       --           --           --
Proceeds of private placement net of commissions and expenses of         July through
  $2,029,091 (see Note 4)..............................................  August 1996                --        1,297           --
Conversion of Series A to Series BC....................................  August 1996              (300)         400           --
Issuance of 7,000 warrants for services................................  December 1996              --           --           --
                                                                         November through
Conversion of Preferred Stock to Common Stock..........................  December 1996              --         (210)          --
Amortization of Deferred Compensation for 1996.........................                             --           --           --
Net Loss for 1996......................................................                             --           --           --
                                                                                                 -----   -----------       -----
BALANCE AT DECEMBER 31, 1996...........................................                             --        1,487           --
Issuance of 10,000 options for services................................  January 1997               --           --           --
Forgiveness of one-third of common stock subscriptions.................  July 1997                  --           --           --
Issuance of 53,333 shares upon option exercise.........................  September 1997             --           --           --
                                                                         August through
Issuance of 7,101 shares for services..................................  September 1997             --           --           --
Issuance of 100,000 warrants for grant of license agreement............  December 1997              --           --           --
Issuance of 20,000 options for services................................  December 1997              --           --           --
                                                                         May through
Issuance of 107,000 warrants for services..............................  December 1997              --           --           --
                                                                         January through
Conversion of Preferred Stock to Common Stock..........................  December 1997              --         (466)          --
Amortization of Deferred Compensation for 1997.........................                             --           --           --
Net Loss for 1997......................................................                             --           --           --
                                                                                                 -----   -----------       -----
BALANCE AT DECEMBER 31, 1997...........................................                             --        1,021           --
Forgiveness of common stock subscriptions..............................  July 1998                  --           --           --
Repayment of common stock subscriptions................................  July 1998                  --           --           --
                                                                         March through
Issuance of 23,601 shares for services.................................  December 1998              --           --           --
                                                                         January through
Conversion of Preferred Stock to Common Stock..........................  December 1998              --         (192)          --
Amortization of Deferred Compensation for 1998.........................                             --           --           --
Net Loss for 1998......................................................                             --           --           --
                                                                                                 -----   -----------       -----
BALANCE AT DECEMBER 31, 1998...........................................                      $      --    $     829    $      --
                                                                                                 -----   -----------       -----
                                                                                                 -----   -----------       -----


                                                                           COMMON     ADDITIONAL                    STOCK
                                                                            STOCK      PAID IN     UNREALIZED    SUBSCRIPTION
                                                                          PAR VALUE    CAPITAL     GAIN/(LOSS)    RECEIVABLE
                                                                         -----------  ----------  -------------  ------------
BALANCE AT DECEMBER 31, 1995...........................................       1,237   10,830,324           --             --
Extension of exercise period for options of former employees...........          --       18,738           --             --
Proceeds of private placement net of commissions and expenses of
  $428,571.............................................................          --    2,571,129           --             --
Stock issued for acquisition of Lexin Pharmaceuticals (see Note 2).....         400    3,599,600           --             --
Deferred compensation related to acquisition (see Note 4)..............          --      206,100           --             --
Issuance of 1,000 shares pursuant to license agreement.................           1           14           --             --

Issuance of 258 shares for services....................................           1        3,678           --             --
Proceeds of private placement net of commissions and expenses of
  $2,029,091 (see Note 4)..............................................          --   10,934,612           --       (200,000)
Conversion of Series A to Series BC....................................          --         (100)          --             --
Issuance of 7,000 warrants for services................................          --       20,000           --             --

Conversion of Preferred Stock to Common Stock..........................         279          (69)          --             --
Amortization of Deferred Compensation for 1996.........................          --           --           --             --
Net Loss for 1996......................................................          --           --           --             --
                                                                         -----------  ----------  -------------  ------------
BALANCE AT DECEMBER 31, 1996...........................................       1,918   28,184,026           --       (200,000)
Issuance of 10,000 options for services................................          --       33,750           --             --
Forgiveness of one-third of common stock subscriptions.................          --           --           --         66,667
Issuance of 53,333 shares upon option exercise.........................          53       79,947           --             --

Issuance of 7,101 shares for services..................................           7       60,506           --             --
Issuance of 100,000 warrants for grant of license agreement............          --      135,000           --             --
Issuance of 20,000 options for services................................          --       29,000           --             --

Issuance of 107,000 warrants for services..............................          --       95,050           --             --

Conversion of Preferred Stock to Common Stock..........................       1,138         (672)          --             --
Amortization of Deferred Compensation for 1997.........................          --           --           --             --
Net Loss for 1997......................................................          --           --           --             --
                                                                         -----------  ----------  -------------  ------------
BALANCE AT DECEMBER 31, 1997...........................................       3,116   28,616,607           --       (133,333)
Forgiveness of common stock subscriptions..............................          --           --           --         50,000
Repayment of common stock subscriptions................................          --           --           --         16,666

Issuance of 23,601 shares for services.................................          24       66,039           --             --

Conversion of Preferred Stock to Common Stock..........................         512         (320)          --             --
Amortization of Deferred Compensation for 1998.........................          --           --           --             --
Net Loss for 1998......................................................          --           --           --             --
                                                                         -----------  ----------  -------------  ------------
BALANCE AT DECEMBER 31, 1998...........................................   $   3,652  $28,682,326    $      --     $  (66,667)
                                                                         -----------  ----------  -------------  ------------
                                                                         -----------  ----------  -------------  ------------

                                                                                          DEFICIT
                                                                                        ACCUMULATED      TOTAL
                                                                                         DURING THE   STOCKHOLDERS'
                                                                           DEFERRED     DEVELOPMENT      EQUITY
                                                                         COMPENSATION      STAGE       (DEFICIT)
                                                                         -------------  ------------  ------------
BALANCE AT DECEMBER 31, 1995...........................................           --    (10,017,456)      814,105
Extension of exercise period for options of former employees...........           --             --        18,738
Proceeds of private placement net of commissions and expenses of
  $428,571.............................................................           --             --     2,571,429
Stock issued for acquisition of Lexin Pharmaceuticals (see Note 2).....           --             --     3,600,000
Deferred compensation related to acquisition (see Note 4)..............     (206,100)            --            --
Issuance of 1,000 shares pursuant to license agreement.................           --             --            15

Issuance of 258 shares for services....................................           --             --         3,679
Proceeds of private placement net of commissions and expenses of
  $2,029,091 (see Note 4)..............................................           --             --    10,735,909
Conversion of Series A to Series BC....................................           --             --            --
Issuance of 7,000 warrants for services................................           --             --        20,000

Conversion of Preferred Stock to Common Stock..........................           --             --            --
Amortization of Deferred Compensation for 1996.........................       40,791             --        40,791
Net Loss for 1996......................................................           --     (7,347,880)   (7,347,880)
                                                                         -------------  ------------  ------------
BALANCE AT DECEMBER 31, 1996...........................................     (165,309)   (17,365,336)   10,456,786
Issuance of 10,000 options for services................................      (33,750)            --            --
Forgiveness of one-third of common stock subscriptions.................           --             --        66,667
Issuance of 53,333 shares upon option exercise.........................           --             --        80,000

Issuance of 7,101 shares for services..................................           --             --        60,513
Issuance of 100,000 warrants for grant of license agreement............           --             --       135,000
Issuance of 20,000 options for services................................      (29,000)            --            --

Issuance of 107,000 warrants for services..............................           --             --        95,050

Conversion of Preferred Stock to Common Stock..........................           --             --            --
Amortization of Deferred Compensation for 1997.........................       60,405             --        60,405
Net Loss for 1997......................................................           --     (4,879,410)   (4,879,410)
                                                                         -------------  ------------  ------------
BALANCE AT DECEMBER 31, 1997...........................................     (167,654)   (22,244,746)    6,075,011
Forgiveness of common stock subscriptions..............................           --             --        49,999
Repayment of common stock subscriptions................................           --             --        16,667

Issuance of 23,601 shares for services.................................           --             --        66,063

Conversion of Preferred Stock to Common Stock..........................           --             --            --
Amortization of Deferred Compensation for 1998.........................       67,211             --        67,211
Net Loss for 1998......................................................           --     (4,062,061)   (4,062,061)
                                                                         -------------  ------------  ------------
BALANCE AT DECEMBER 31, 1998...........................................    $(100,443)  ($26,306,807)   $2,212,890
                                                                         -------------  ------------  ------------
                                                                         -------------  ------------  ------------

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                  SPARTA PHARMACEUTICALS, INC. AND SUBSIDIARY

                         (A DEVELOPMENT STAGE COMPANY)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                 PERIOD FROM JUNE
                                                                                                        12,
                                                                 YEAR ENDED DECEMBER 31,         1990 (INCEPTION)
                                                         -------------------------------------    TO DECEMBER 31,
                                                             1996         1997        1998             1998
                                                         -----------  -----------  -----------  -------------------
OPERATING ACTIVITIES
Net loss...............................................  $(7,347,880) $(4,879,410) $(4,062,061)    $ (26,306,807)
Adjustments to reconcile net loss to net cash used in
  operating activities:
  Loss on investments..................................           --           --           --             3,316
  Depreciation and amortization........................      170,611      213,674      201,463         1,139,897
  Acquired research and development....................    3,062,913      135,000           --         3,197,913
  Write down of license agreement......................           --           --           --            45,200
  Issuance of convertible notes for services...........           --           --           --           220,474
  Issuance of stock for services.......................        3,694       60,514       66,063           288,022
  Compensation expense related to stock options
    granted............................................       79,529      155,454       67,211           502,194
  Compensation expense related to forgiveness of stock
    subscriptions receivable...........................           --       66,667       50,000           116,667
  Changes in operating assets and liabilities, net of
    effect from acquisition:
    Prepaid expenses and other assets..................       97,374       13,973       54,059           (14,719)
    Accounts payable and accrued expenses..............      293,636      111,743     (213,150)          378,090
    Restricted cash....................................       50,507       48,532       53,862           152,901
                                                         -----------  -----------  -----------     -------------
      Net cash used in operating activities............   (3,589,616)  (4,073,853)  (3,782,553)      (20,276,852)
                                                         -----------  -----------  -----------     -------------
INVESTING ACTIVITIES
Payment of acquisition related fees and expenses.......     (128,842)          --           --          (128,842)
Purchases of short-term investments....................           --   (1,473,275)          --        (2,576,468)
Sale of short-term investments.........................           --           --    1,473,275         2,573,152
Purchases of fixed assets..............................      (76,364)     (12,367)      (4,346)         (147,943)
Acquisition of license agreements......................           --           --           --          (160,078)
                                                         -----------  -----------  -----------     -------------
      Net cash (used in) provided by investing
        activities.....................................     (205,206)  (1,485,642)   1,468,929          (440,179)
                                                         -----------  -----------  -----------     -------------
FINANCING ACTIVITIES
Proceeds from issuance of convertible notes and notes
  payable..............................................           --           --           --         4,488,650
Repayment of notes payable.............................           --           --           --          (640,000)
Proceeds from issuance of Common Stock.................           --       80,000           --         4,992,031
Repurchase of Common Stock.............................           --           --           --               (45)
Proceeds from issuance of Preferred Stock..............   13,307,338           --       16,666        14,816,704
Increase in debt issuance costs........................           --           --           --          (469,950)
                                                         -----------  -----------  -----------     -------------
      Net cash provided by financing activities........   13,307,338       80,000       16,666        23,187,390
                                                         -----------  -----------  -----------     -------------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS.......    9,512,516   (5,479,495)  (2,296,958)        2,470,359
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD.......      734,296   10,246,812    4,767,317                --
                                                         -----------  -----------  -----------     -------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD.............  $10,246,812   $4,767,317   $2,470,359     $   2,470,359
                                                         -----------  -----------  -----------     -------------
                                                         -----------  -----------  -----------     -------------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the year for interest.................  $        --  $        --  $        --     $     196,972
                                                         -----------  -----------  -----------     -------------
                                                         -----------  -----------  -----------     -------------
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND
  FINANCING ACTIVITIES
Conversion of Convertible Notes and Series C
  Convertible Preferred Stock into Common Stock........  $        --  $        --  $        --     $   4,086,624
                                                         -----------  -----------  -----------     -------------
                                                         -----------  -----------  -----------     -------------
Issuance of Series A Convertible Preferred Stock for
  cancellation of notes payable........................  $        --  $        --  $        --     $     200,000
                                                         -----------  -----------  -----------     -------------
                                                         -----------  -----------  -----------     -------------
Conversion of Series BC Convertible Preferred Stock
  into Common Stock....................................  $       279  $     1,138  $       512     $       1,929
                                                         -----------  -----------  -----------     -------------
                                                         -----------  -----------  -----------     -------------
Issuance of Common Stock for acquisition of Lexin......  $ 3,600,000  $        --  $        --     $   3,600,000
                                                         -----------  -----------  -----------     -------------
                                                         -----------  -----------  -----------     -------------

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                  SPARTA PHARMACEUTICALS, INC. AND SUBSIDIARY

                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. COMPANY ACTIVITIES AND SIGNIFICANT ACCOUNTING POLICIES

    Sparta Pharmaceuticals, Inc. and Subsidiary (together the "Company"), a development stage biopharmaceutical company incorporated in 1990, is engaged in the business of acquiring rights to, and developing for commercialization, technologies and drugs for the treatment of a number of life-threatening diseases including cancer, cardiovascular disorders, chronic metabolic diseases and inflammation.

    The Company has generated no product revenues to date and has incurred losses since its inception. Should the Company continue to function independently, it anticipates incurring additional losses over at least the next several years and such losses are expected to increase as the Company expands its research and development activities. Substantial financing will be needed by the Company to fund its operations and to commercially develop its products. There is no assurance that such financing will be available when needed. Operations of the Company are subject to certain risks and uncertainties including, among others, uncertainty of product development, technological uncertainty, dependence on collaborative partners, uncertainty regarding patents and proprietary rights, comprehensive government regulations, marketing, or sales capability or experience, limited clinical trial experience, and dependence on key personnel.

    In January 1999, the Company entered into an agreement providing for the purchase of the Company by Supergen, Inc. See Note 9 "Proposed Acquisition of the Company."

BASIS OF PRESENTATION

    The consolidated financial statements include the accounts of Sparta Pharmaceuticals, Inc. and Orizon Pharmaceuticals, Inc., a 95%-owned subsidiary. The Company recognizes 100% of Orizon's net loss in its consolidated results of operations. All intercompany balances and transactions have been eliminated.

    On May 13, 1998, the Company effected a one-for-five reverse stock split of its Common Stock. The financial statements and related notes have been retroactively restated to reflect the effect of the reverse stock split. Cash and Cash Equivalents

    The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

SHORT-TERM INVESTMENTS

    At December 31, 1997, short-term investments represented government mortgage-backed bonds maturing in less than a year and each was classified as available-for-sale.

FIXED ASSETS

    Office equipment and leasehold improvements are recorded at cost. Depreciation and amortization are computed by using the straight-line method over the estimated useful lives of the assets.

LICENSE AGREEMENTS

    Certain costs incurred to acquire exclusive licenses of patentable technology were capitalized and amortized using the straight-line method over a five-year period or the term of the license, whichever was shorter.

                  SPARTA PHARMACEUTICALS, INC. AND SUBSIDIARY

                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

1. COMPANY ACTIVITIES AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) ACCOUNTS PAYABLE AND ACCRUED EXPENSES

    At December 31, accounts payable and accrued expenses consisted of the following:

                                                                                     1997        1998
                                                                                  ----------  ----------
Accrued professional fees.......................................................  $  112,159  $  117,527
Accrued research and license agreement fees.....................................     405,563     219,139
Deferred revenue................................................................          --      50,000
Accounts payable and other accrued expenses.....................................     223,518     141,424
                                                                                  ----------  ----------
                                                                                  $  741,240  $  528,090
                                                                                  ----------  ----------
                                                                                  ----------  ----------

IMPAIRMENT OF LONG-LIVED ASSETS

    In March 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS 121"), which required impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. SFAS 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The adoption of SFAS 121 in 1996 had no impact on the Company's financial position or results of operations.

STOCK-BASED COMPENSATION

    In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). SFAS 123 encourages companies to adopt the fair value method for expense recognition of employee stock options. SFAS 123 also allows companies to continue to account for stock options and stock based awards using the intrinsic value method as outlined under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and to make pro forma disclosures of net income and net income per share as if the fair value method had been applied. The Company uses APB 25 in accounting for its stock options and stock based awards, and will continue to apply APB 25 for future stock options and stock based awards. The Company adopted the disclosure requirements of SFAS 123 in 1996.

INCOME TAXES

    The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." Under SFAS 109, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse.

REVENUE RECOGNITION

    Grant revenues are recognized as the related expenses are incurred. Contract revenues are recognized when all obligations of the agreement are satisfied.

                  SPARTA PHARMACEUTICALS, INC. AND SUBSIDIARY

                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

1. COMPANY ACTIVITIES AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) RESEARCH AND DEVELOPMENT COSTS

    Research and development costs are charged to operations when incurred.

USE OF ESTIMATES

    Presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

NET LOSS PER SHARE

    The Company has adopted SFAS No. 128 ("SFAS 128"), "Earnings per Share," which supersedes APB Opinion No. 15 ("APB 15"), "Earnings per Share," and which is effective for all periods ending after December 15, 1997. SFAS 128 requires dual presentation of basic and diluted earnings per share ("EPS") for complex capital structures on the face of the Statements of Operations. Basic EPS is computed by dividing net income by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution from the exercise or conversion of securities into common stock. For all years presented, the effects of the (i) exercise of outstanding stock options and warrants and
(ii) conversion of the outstanding shares of convertible preferred stock (as if converted on their dates of issuance) were excluded from the calculation of diluted EPS because their effect was antidilutive.

NEW ACCOUNTING PRONOUNCEMENTS

    SFAS No. 130, "Reporting Comprehensive Income," ("SFAS 130") and SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information" ("SFAS 131"), were issued in June 1997. SFAS 130 and SFAS 131 are effective for fiscal years beginning subsequent to December 15, 1997, and, therefore, were adopted by the Company on January 1, 1998. The adoption of SFAS 130 and SFAS 131 did not result in any substantive changes in the Company's disclosure.

2. ACQUISITION OF THE BUSINESS AND ASSETS OF LEXIN PHARMACEUTICAL CORPORATION

    On March 15, 1996, the Company acquired the business and assets, and assumed certain liabilities of Lexin Pharmaceutical Corporation ("Lexin"), for a payment of 400,000 shares of the Company's Common Stock. The acquisition was accounted for using the purchase method of accounting. In connection with the acquisition, the Company performed an analysis of all identifiable assets acquired. The Company has recorded a total charge to the 1996 Statement of Operations of $3,062,913 for acquired research and development, given the development stage nature of the related technology.

3. ACQUISITION OF TECHNOLOGY RIGHTS

    In December 1997, the Company entered into an agreement to license Pyrazinoylguanidine ("PZG") from the Estate of Karl H. Beyer, Jr. (the "Beyer Estate") for a payment of $100,000 and the issuance of a warrant to purchase 60,000 shares of common stock at an exercise price of $2.1875. In addition, the Company issued to Paramount Capital Investments, LLC ("Paramount") warrants to purchase up to 100,000 shares of common stock at an exercise price of $2.1875 and reimbursed Paramount for certain due diligence expenditures for its efforts in negotiating the transaction with the Beyer Estate. Vesting on

                  SPARTA PHARMACEUTICALS, INC. AND SUBSIDIARY

                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

3. ACQUISITION OF TECHNOLOGY RIGHTS (CONTINUED) warrants to purchase 60,000 of the shares issued to Paramount is based on the successful completion of future clinical trials for PZG. In connection with the license, the Company has recorded a total charge to the 1997 Statement of Operations of $235,000 for acquired research and development, given the development stage nature of the related technology.

4. STOCKHOLDERS' EQUITY

PREFERRED STOCK

    As of December 31, 1998, the Company has 828,741 shares of Series BC Convertible Preferred Stock ("Series BC Preferred Stock") which are convertible into 2,209,970 shares of Common Stock. In the event of a liquidation event (as defined in the Certificate of Designation relating to the Series BC Preferred Stock), the holders of the Series BC Preferred Stock are entitled to be paid out of the assets of the Company available for distribution to its stockholders an amount equal to $13.00 per share, plus an amount equal to all declared and unpaid dividends thereon, before any payment is made in respect of stock junior to the Series BC Preferred Stock, including Common Stock (see Note 9). Holders of Series BC Preferred Stock are also entitled to dividends, if any, as shall be declared on the Company's Common Stock or on any other class of preferred stock, unless holders of at least 66 2/3% of the outstanding Series BC Preferred Stock consent otherwise. The Series BC Preferred Stock is subject to mandatory conversion at the option of the Company if the closing price of the Common Stock shall have exceeded 200% of the then applicable conversion price for at least 20 trading days in any 30 consecutive trading day period.

STOCK OPTIONS

    In November 1991, the Company adopted a stock plan that provides for the issuance of non-qualified and incentive stock options and the granting of "stock purchase opportunities" to employees, directors and consultants. Non-qualified options are to be granted at a price approved by the Board of Directors. Options are exercisable as prescribed by the administrator of the plan and expire ten years from the grant date, or earlier as specified by the administrator of the plan.

    In accordance with the provisions of APB Opinion 25 and related Interpretations, the Company does not recognize compensation cost for options granted with an exercise price at or above the fair market value of the Company's Common Stock on the date of grant. The Company has adopted the disclosure requirements of SFAS No. 123 in 1996. If the Company had elected to recognize compensation cost based on the fair value of the options granted at grant date as prescribed by SFAS No. 123, net loss and net loss per share would have been increased to the pro forma amounts indicated in the table below:

                                                                 1996           1997           1998
                                                             -------------  -------------  -------------
Net loss--as reported......................................  $  (7,347,880) $  (4,879,410) $  (4,062,061)
Net loss--pro forma........................................     (7,654,170)    (5,137,196)    (4,306,491)
Basic and diluted net loss per share--as reported..........          (4.64)         (2.16)         (1.18)
Basic and diluted net loss per share--pro forma............          (4.84)         (2.27)         (1.25)

    The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model assuming an expected dividend yield of 0%, an expected stock price volatility of 70%, an

                  SPARTA PHARMACEUTICALS, INC. AND SUBSIDIARY

                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

4. STOCKHOLDERS' EQUITY (CONTINUED)
expected life of option of 6.5 years and a risk-free interest rate based on the
6.5 year average treasury bond yield on the date of grant.

    The Black-Scholes option valuation model was intended for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility and expected life of the options. Because the Company's stock options granted under this Stock Plan have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of the Company's stock options.

    Because SFAS 123 has not been applied to options granted prior to January 1, 1995, the resulting pro forma compensation cost may not be representative of that to be expected in future years.

    Set forth below is a table summarizing option activity through December 31, 1998:

                                                                                                 WEIGHTED
                                                               OPTION PRICE                       AVERAGE
                                                 NUMBER           RANGE           EXPIRATION     EXERCISE
DESCRIPTION                                     OF SHARES       PER SHARE            DATE          PRICE
---------------------------------------------  -----------  ------------------  --------------  -----------
Options outstanding at 12/31/95..............     178,500      $1.50 to $30.00  2001 to 2005     $   15.70
Options granted..............................     222,400      $5.63 to $15.00  2005 to 2006     $    5.90
Options canceled.............................      (6,000)    $15.00 to $30.00                   $   25.00
                                               -----------
Options outstanding at 12/31/96..............     394,900      $1.50 to $30.00  1998 to 2006     $   10.05
Options granted..............................     126,000       $2.23 to $4.06  2007             $    2.55
Options exercised............................     (53,334)               $1.50                   $    1.50
Options canceled.............................     (36,333)     $5.63 to $26.90                   $   16.80
                                               -----------
Options outstanding at 12/31/97..............     431,233      $2.23 to $30.00  1998 to 2007     $    8.30
Options granted..............................      10,000                $2.50  2008             $    2.50
Options canceled.............................     (29,583)     $2.23 to $27.60                   $   11.87
                                               -----------
Options outstanding at 12/31/98..............     411,650      $2.23 to $30.00  2003 to 2008     $    7.92

    The weighted average fair value of options granted under the plan was $4.00, $1.60 and $1.74 in the years ended December 31, 1996, 1997 and 1998, respectively.

                  SPARTA PHARMACEUTICALS, INC. AND SUBSIDIARY

                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

4. STOCKHOLDERS' EQUITY (CONTINUED)
    Set forth below are the outstanding options at December 31, 1998, summarized by range of exercise price:

                                                                      WEIGHTED        NUMBER       WEIGHTED
                                    NUMBER          WEIGHTED           AVERAGE      EXERCISABLE     AVERAGE
                                  OUTSTANDING        AVERAGE          EXERCISE          AT         EXERCISE
    RANGE OF EXERCISE PRICES      AT 12/31/98    REMAINING LIFE         PRICE        12/31/98        PRICE
--------------------------------  -----------  -------------------  -------------  -------------  -----------
$2.23 to $4.06                       131,000              8.9         $    2.54         34,750     $    2.74
$5.63 to $12.50                      212,650              6.6         $    5.84        123,950     $    5.91
$15.00 to $30.00                      68,000              5.4         $   24.83         68,000     $   24.83
                                     -------              ---         ---------        -------     ---------
                                     411,650              7.1         $    7.92        226,700     $   11.10
                                     -------              ---         ---------        -------     ---------
                                     -------              ---         ---------        -------     ---------

    In 1997, the Company issued options to purchase 30,000 shares of Common Stock at current fair market value to a consultant and the members of the Scientific Advisory Board of the Company. The Company recorded deferred compensation of $62,750 in connection with the grant of these non-qualified stock options which represents the fair value of the options on the date of grant. The Company is amortizing this deferred compensation over the vesting period of the options. The Company recognized $8,881 and $15,686 in compensation expense related to these options for 1997 and 1998.

    In March 1996, the Company issued options to purchase 137,400 shares of Common Stock at $13.50 per share. The Company recorded deferred compensation expense of $206,100 in connection with the grant of these non-qualified stock options which represents the excess of the fair market value over exercise price on the date of grant. The Company is amortizing this deferred compensation over the four-year vesting period of the options. The Company recognized $40,791, $51,525 and $51,525 in compensation expense related to these options for 1996, 1997 and 1998, respectively. On December 5, 1996 these options were repriced from $13.50 per share exercise price to $5.63, the fair market value on that date.

    "Stock purchase opportunities" represent rights to purchase Common Stock at specified prices. The purchase price of shares offered in stock purchase opportunities cannot be less than 50% of the fair market value. At December 31, 1998, the Company has issued 23,999 shares of Common Stock at $.015 per share and 1,667 shares of Common Stock at $7.50 per share in connection with this stock plan.

    As of December 31, 1998, a total of 600,000 shares of Common Stock were authorized for issuance under the stock plan, of which 102,651 shares were available for grant. The Company has reserved 514,301 shares of its Common Stock as of December 31, 1998 for future issuance in connection with the stock plan.

WARRANTS

    In connection with its initial public offering in 1994, the Company sold 1,265,000 units ("IPO Units") each consisting of one-fifth of one share of Common Stock, one redeemable Class A Warrant to purchase .24 shares of Common Stock, and one redeemable Class B Warrant to purchase .24 shares of Common Stock for $5.00 per IPO Unit, before expenses and commissions.

    In connection with the 1996 private placements of Preferred Stock, the Company issued 2,261,944 redeemable Class C Warrants to purchase one share of Common Stock at an exercise price of $7.50 per share. The Class C Warrants are exercisable until August 23, 2001, unless sooner redeemed. In addition to

                  SPARTA PHARMACEUTICALS, INC. AND SUBSIDIARY

                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

4. STOCKHOLDERS' EQUITY (CONTINUED)
the Class C Warrants, the Company also issued 226,200 warrants to purchase Common Stock at an exercise price of $9.00 per share and 169,650 warrants to purchase Series BC Preferred Stock at an exercise price of $11.00 per share to the Placement Agent for the private placement.

    The Class A, B and C warrants contain provisions that provide the holders thereof certain protections by adjustment of the exercise price and shares issuable upon exercise in certain events, such as certain stock dividends, stock splits, mergers, sales of all or substantially all of the Company's assets, sales of stock at below market price and other unusual events.

    In connection with the Company's acquisition of PZG (see Note 3), the Company issued 160,000 warrants to purchase Common Stock at $2.1875 per share. Of these warrants, 100,000 were issued to the company which served as Placement Agent for the 1996 private placements of Preferred Stock. The vesting of 40,000 warrants issued to the Placement Agent is based upon public announcement or written notice from the Company that Phase II clinical trials with the compound have been completed and that the Company or a third party intends to initiate Phase III clinical trials, and the vesting of 20,000 of the warrants is based upon the announcement of a filing of a New Drug Application with the Food and Drug Administration.

    In connection with the Company's retention of two investor relations firms, the Company issued 7,000 warrants in 1996 to purchase common stock at $5.625 per share and 107,000 warrants during 1997 to purchase common stock at exercise prices ranging from $2.10 per share to $10.00 per share. In connection with the issuance of these warrants, the Company recognized $20,000 and $95,050 of expense in 1996 and 1997, respectively.

    Total warrants outstanding at December 31, 1998 were as follows:

                                                               UNDERLYING
                                                                 NUMBER       WARRANT      EXPIRATION
DESCRIPTION                                                    OF SHARES       PRICE          DATE
-------------------------------------------------------------  ----------  --------------  -----------
Class A Warrants.............................................     303,600  $20.80          1999
Class B Warrants.............................................     303,600  $34.40          1999
Class C Warrants.............................................   2,261,944  $7.50           2001
Placement Agent Warrants.....................................     762,420  $4.15-$34.40    1999-2002
Other Warrants...............................................     274,000  $2.10-$10.00    2001-2002

5. INCOME TAXES

    At December 31, 1998, the Company had net operating loss carryforwards of approximately $19,439,000 and research and experimental credit carryforwards of $483,700 for income tax purposes that expire in years 2006 through 2013 of which approximately $4,865,000 of net operating loss carryforwards relate to the acquisition of Lexin. For financial reporting purposes, a valuation allowance of $10,671,000 has been recognized to offset the deferred tax assets related to those carryforwards at December 31, 1998. When, and if, recognized, the tax benefit for those items will be reflected in current operations of the

                  SPARTA PHARMACEUTICALS, INC. AND SUBSIDIARY

                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

5. INCOME TAXES (CONTINUED)
period when the benefit is recognized as a reduction of income tax expense. Significant components of the Company's deferred tax liabilities and assets at December 31 are as follows:

                                                                                 1997          1998
                                                                             ------------  -------------
Deferred tax assets:
  Net operating loss carryforwards.........................................  $  5,355,300  $   6,609,200
  Capitalized research and development.....................................     3,134,000      3,372,000
  Research and experimental credit carryforwards...........................       343,900        483,700
  Contribution carryforward................................................        83,300         83,300
  Depreciation.............................................................        80,800        122,800
                                                                             ------------  -------------
Total deferred tax assets..................................................     8,997,300     10,671,000
Valuation allowance for deferred tax assets................................    (8,997,300)   (10,671,000)
                                                                             ------------  -------------
Net deferred tax assets....................................................  $         --  $          --
                                                                             ------------  -------------
                                                                             ------------  -------------

    No current income taxes have been provided for the period ended December 31, 1998, as the Company had a loss for both financial reporting and tax purposes.

    Based on the number of shares of Common Stock, Convertible Notes and Preferred Stock issued in 1993 and March of 1996, the Company exceeded the limits allowable under the Tax Reform Act of 1986 related to changes in ownership percentage governing future utilization of net operating loss carryforwards. Net operating loss carry forwards at the time of the change were limited to approximately $225,000 per year for losses incurred through August 23, 1993 and approximately $1,198,000 per year for losses incurred between August 24, 1993 and March 15, 1996. In addition, future net operating loss carry forwards related to Lexin are limited to approximately $191,000 per year. The proposed merger (see Note 9) will result in an ownership change and a potential additional limitation of net operating loss carry forwards.

6. EMPLOYEE BENEFIT PLAN

    The Company previously maintained a Salary Reduction Simplified Employee Pension Plan, which was funded by elective salary deferrals by employees. Additionally, the Company made mandatory contributions of $5,029 for 1996.

    As of January 1, 1997, the Company initiated a 401(k) plan covering all current employees, which is funded by elective salary deferrals by employees. The Company was not required to make a mandatory contribution for 1997 or 1998.

7. COMMITMENTS

    CONSULTING AGREEMENTS: The Company is a party to several consulting agreements with terms ranging from one to two years which commit the Company to future stock sales upon exercise of outstanding options and specified fees upon the occurrence of certain events. The Company is obligated to pay consulting fees of $130,000 per year. Consulting fees paid totaled approximately $268,000, $154,000 and $297,000 in 1996, 1997 and 1998, respectively.

                  SPARTA PHARMACEUTICALS, INC. AND SUBSIDIARY

                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

7. COMMITMENTS (CONTINUED)
    LICENSE, OPTION AND RESEARCH AGREEMENTS: The Company is a party to several license agreements for inventions, compounds, and technologies that obligate the Company to pay certain royalties on net sales and certain fees, upon the occurrence of certain events. These agreements are subject to termination by the Company. Unless the agreements are terminated, the Company must pay minimum royalties and maintenance fees as follows:

                                                                                                AMOUNT
                                                                                              ----------
1999........................................................................................  $  177,000
2000........................................................................................  $  177,000
2002........................................................................................  $  177,000
2002........................................................................................  $  227,000
2003........................................................................................  $  227,000

    Payments under these agreements to licensors totaled approximately $157,000, $107,000 and $352,000 in 1996, 1997, and 1998, respectively.

    The Company has a remaining obligation of L17,500, pursuant to a collaboration and option agreement that was terminated by the Company.

    RESEARCH AGREEMENTS: The Company has entered into various other research contracts for certain research activities. Payments under these agreements totaled approximately $737,000, $1,128,000 and $1,187,000 in 1996, 1997 and
1998, respectively. Included in accounts payable and accrued expenses at December 31, 1998, is approximately $156,000 relating to these contracts. Under terms of these agreements, the Company may be obligated to make further payments of approximately $863,000 in 1999.

    MINIMUM LEASE PAYMENTS: The Company has a lease agreement for its office space in Horsham, Pennsylvania that terminates in July 1999. Contingent rentals are payable under the lease based upon operating, maintenance, management, and repair expenses incurred by the lessor. In addition, the Company must maintain a cash balance in escrow that represents the deposit on the leased facility which is refundable at the termination of the lease. At December 31, 1998, the cash balance restricted in escrow was $94,448. Future minimum lease payments are as follows:

                                                                                                AMOUNT
                                                                                               ---------
1999.........................................................................................    $65,000

    The Company entered into a sublease agreement for a portion of its facility in April, 1997, which payments were offset against rent expense. Net rent expense for 1997 was $6,795 and net rent income for 1998 was $54,374.

8. RELATED PARTY TRANSACTIONS

    In connection with the private placement of its Series A Preferred Stock (see Note 4), the Company issued a warrant to purchase 30,000 shares of Series A Preferred Stock at an aggregate purchase price of $375,000 and paid commissions totaling $390,000 to Paramount Capital, LLC (the "Placement Agent"), a firm controlled by Lindsay A. Rosenwald, M.D., a principal stockholder and director of the Company.

                  SPARTA PHARMACEUTICALS, INC. AND SUBSIDIARY

                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

8. RELATED PARTY TRANSACTIONS (CONTINUED)
    In connection with the private placement of its Series BC Preferred Stock (see Note 4), the Company paid commissions of $1,166,850 and non-accountable expense allowances of $518,600 to the Placement Agent in connection with such private placement. In addition, the Company will (i) pay the Placement Agent a commission of 6% upon the exercise of any Class C Warrant and (ii) reimburse the Placement Agent for out-of-pocket costs, not to exceed $5,000 incurred in the connection with the solicitation of Class C Warrant exercise or the redemption of Class C Warrants. In addition, the Company issued to the Placement Agent certain preferred stock warrants in respect to the Series BC Preferred Stock and common stock warrants.

    On August 23, 1996, the Company made loans of $100,000, $50,000 and $50,000 to Jerry B. Hook, Ph.D., the Company's President and Chief Executive Officer, Dr. William McCulloch, the former Senior Vice President, Research and Development of the Company and Ronald H. Spair, Senior Vice President, Chief Financial Officer and Secretary of the Company, respectively (the "Officers"). Proceeds of such loans were used by the Officers to purchase a Unit, or fraction thereof, sold by the Company in its Series BC Preferred Stock private placement. Such loans are evidenced by promissory notes bearing interest at the rate of 8% per annum with maturity dates of July 30, 1999. Principal of the loans is payable in three equal installments plus accrued interest on each of July 30, 1997, 1998, and 1999. On each scheduled repayment date, the amount then due (including accrued interest) will be forgiven by the Company provided that on such date the respective Officer continues to be employed by the Company. One-third of the principal of the loans to Dr. Hook and Mr. Spair was forgiven on both July 30, 1997 and 1998. One-third of the principal of the loan to Dr. McCulloch was forgiven on July 30, 1997. Dr. McCulloch repaid one-third of the principal of the loan and accrued interest in July, 1998. Dr. William McCulloch is no longer employed by the Company. The outstanding balance of the loans (plus all accrued interest) will be forgiven in full in the event that one of the following occurs: (i) the death or disability of the Officer (within the meaning of the respective Officer's employment agreement with the Company); (ii) the operations of the Company are terminated; (iii) the Company is liquidated; or
(iv) the Company undergoes a change of control.

    In 1995, the Company and the underwriter for the Company's initial public offering entered into a financial advisory agreement with a one-year term. Under the terms of the agreement, the Company recognized financial advisory fee expense of $150,000 in 1996.

    In connection with the execution of the definitive PZG licensing agreement between the Company and the Beyer Estate (see Note 3), a warrant to purchase 100,000 shares of the Company's Common Stock was issued to Paramount Capital Investments, LLC, an affiliate of the Placement Agent.

    In 1998, the Company awarded contingent bonuses of $35,000 each to Dr. Rose and Mr. Spair to be paid in the event that they continue to be employed on the earlier of (i) a liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, (ii) a sale or other disposition of all or substantially all of the assets of the Company, (iii) any consolidation, merger, combination, reorganization or other transaction in which the Company is not the surviving entity or the shares of Common Stock constituting in excess of 50% of the voting power of the Company are exchanged for or changed into other stock or securities, cash and/or any other property, or (iv) March 31, 1999.

                  SPARTA PHARMACEUTICALS, INC. AND SUBSIDIARY

                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

9. PROPOSED ACQUISITION OF THE COMPANY

    The Company and SuperGen, Inc. ("SuperGen") entered into an Agreement and Plan of Reorganization dated as of January 18, 1999 ("Reorganization Agreement"). Under the terms of the Reorganization Agreement, SuperGen will issue to Sparta stockholders 650,000 shares of SuperGen common stock (subject to adjustment) in exchange for all outstanding shares of Sparta Common and Preferred Stock. After the merger, Sparta will operate as a wholly-owned subsidiary of SuperGen.

    The Company expects a special meeting of the Company's stockholders to vote on certain matters will occur in the second quarter of 1999. At the Special Meeting, stockholders will be asked to adopt and approve the Reorganization Agreement and approve the merger. In addition, the Company's stockholders will be asked to approve amendments to the Company's Certificate of Incorporation ("Amendments"). The Amendments will increase the conversion rate in effect for the Sparta Series BC Preferred Stock and will eliminate the liquidation preference to which the holders of Sparta Series BC Preferred Stock are currently entitled. In addition to the approval of the Sparta stockholders, these transactions also remain subject to, among other things, the effectiveness of a registration statement and proxy statement and other customary closing conditions.

                   SPARTA PHARMACEUTICALS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

                           CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)

                                                                      JUNE 30,                    DECEMBER 31,
ASSETS                                                                  1999                           1998
                                                                  ----------------            -----------------
Current assets:
  Cash and cash equivalents                                         $    1,215,798              $     2,470,359
  Prepaid expenses and other assets                                         45,661                       14,719
                                                                  ----------------            -----------------
         Total current assets                                            1,261,459                    2,485,078

Fixed assets, net                                                           35,007                      152,536
Other assets:
  License agreements, net of amortization
    of $112,349 in 1999 and $105,870 in 1998                                 2,439                        8,918
  Restricted Cash                                                           96,180                       94,448
                                                                   ---------------             ----------------
                                                                    $    1,395,085              $     2,740,980
                                                                   ===============             ================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses                             $      379,694              $       528,090
                                                                   ---------------             ----------------
         Total current liabilities                                         379,694                      528,090
                                                                   ---------------             ----------------

Stockholders' equity:
  Preferred Stock, not designated, $.001 par value;
    authorized and unissued 8,882,731 shares                                   ---                          ---
  Series B' Convertible Preferred Stock, $.001 par value;
    authorized 2,117,269 shares; issued and outstanding
    813,741 shares in 1999 and 828,741 shares in 1998                          814                          829
  Common Stock, $.001 par value; authorized 72,000,000
    shares; issued and outstanding 3,691,841 shares in
    1999 and 3,651,843 shares in 1998                                        3,692                        3,652
  Additional paid-in capital                                            28,682,301                   28,682,326
  Stock subscriptions receivable                                           (66,667)                     (66,667)
  Deferred compensation                                                    (66,838)                    (100,443)
  Deficit accumulated during the development stage                     (27,537,911)                 (26,306,807)
                                                                   ---------------             ----------------
         Total stockholders' equity                                      1,015,391                    2,212,890
                                                                   ---------------             ----------------
                                                                      $  1,395,085                 $  2,740,980
                                                                   ===============             ================

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                   SPARTA PHARMACEUTICALS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (UNAUDITED)

                                                                                                   PERIOD FROM
                                             THREE MONTHS ENDED           SIX MONTHS ENDED        JUNE 12, 1990
                                                  JUNE 30,                    JUNE 30,           (INCEPTION) TO
                                           -----------------------    ------------------------       JUNE 30,
                                             1999          1998           1999          1998           1999
                                             ----          ----           ----          ----           ----
Revenue:
  Grant, contract and license fee income   $   74,589   $  271,600    $  207,349    $  415,852     $  1,102,832
  Interest income                              15,091       64,323        38,162       141,068        1,308,627
                                          -----------   ----------    -----------   -----------    ------------
       Total revenue                           89,680      335,923        245,511       556,920       2,411,459
                                          -----------   ----------    -----------   -----------    ------------

Operating expenses:
  Research and development                    248,776      961,717      1,051,063     1,893,294      17,643,481
  General and administrative                  257,674      326,872        588,002       611,439       9,170,426
  Gain on sale of fixed assets               (162,450)          --       (162,450)           --        (162,450)
  Charge for acquired research
   and development                                 --           --             --            --       3,297,913
                                          -----------   ----------    -----------   -----------    ------------
Net loss                                   $ (254,320)  $ (952,666)   $(1,231,104)  $(1,947,813)   $(27,537,911)
                                          ===========   ==========    ===========   ===========    ============


Basic and diluted net loss per share       $     (.07)  $     (.28)   $      (.33)  $      (.59)
                                          ===========   ==========    ===========   ===========

Basic and diluted weighted average
 number of shares outstanding (Note 2)      3,691,841    3,414,072      3,690,110     3,302,261
                                          ===========   ==========    ===========   ===========

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                   SPARTA PHARMACEUTICALS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)


                                                      Six Months ended June 30,           Period from June 12,
                                                    ----------------------------------     1990 (Inception) to
                                                         1999               1998              June 30, 1999
                                                    --------------    ----------------    ----------------------
OPERATING ACTIVITIES:
Net loss........................................    $   (1,231,104)   $     (1,947,813)   $         (27,537,911)
Adjustments to reconcile net loss to net cash
used in operating activities:
    Loss on investments.........................                 -                   -                    3,316
    Depreciation and amortization...............            86,458             101,241                1,226,355
    Gain on sale of fixed assets................          (162,450)                  -                 (162,450)
    Write down of license agreement.............                 -                   -                   45,200
    Acquired research & development.............                 -                   -                3,197,913
    Issuance of convertible notes for services..                 -                   -                  220,474
    Issuance of stock for services..............                 -              45,430                  288,022
    Compensation expense related to stock
       options and warrants granted.............            33,605              33,605                  535,799
    Compensation expense related to forgiveness
       of stock subscriptions receivable........                 -                   -                  116,667
    Changes in operating assets and liabilities,
       net of effect from acquisition:
         Prepaid expenses and other assets......           (30,942)            (89,963)                 (45,661)
         Restricted cash........................            (1,732)             (3,682)                 151,169
         Accounts payable and accrued expenses..          (148,396)           (234,574)                 229,694
                                                    --------------    ----------------    ---------------------
           Net cash used in operating activities        (1,454,561)         (2,095,756)             (21,731,413)
                                                    --------------    ----------------    ---------------------

INVESTING ACTIVITIES:
Payment of acquisition related fees & expenses..                 -                   -                 (128,842)
Purchases of available-for-sale securities......                 -                   -               (2,576,468)
Maturities of available-for-sale securities.....                 -           1,473,275                2,573,152
Purchases of fixed assets.......................                 -              (4,346)                (147,943)
Proceeds from sale of fixed assets..............           200,000                   -                  200,000
Acquisition of license agreements...............                 -                   -                 (160,078)
                                                    --------------    ----------------    ---------------------
           Net cash provided by (used in)
             investing activities...............           200,000           1,468,929                 (240,179)
                                                    --------------    ----------------    ---------------------

FINANCING ACTIVITIES:
Proceeds from issuance of convertible notes and
notes payable...................................                 -                   -                4,488,650
Repayment of notes payable......................                 -                   -                 (640,000)
Proceeds from issuance of Common Stock..........                 -                   -                4,992,031
Repurchase of Common Stock......................                 -                   -                      (45)
Proceeds from issuance of Preferred Stock.......                 -                   -               14,816,704
Increase in debt issuance costs.................                 -                   -                 (469,950)
                                                    --------------    ----------------    ---------------------
           Net cash provided by financing
             activities.........................                 -                   -               23,187,390
                                                    --------------    ----------------    ---------------------

Increase (Decrease) in cash and cash equivalents        (1,254,561)           (626,827)               1,215,798
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD         2,470,359           4,767,317                        -
                                                    --------------    ----------------    ---------------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD......    $    1,215,798    $      4,140,490    $           1,215,798
                                                    ==============    ================    =====================

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                   SPARTA PHARMACEUTICALS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

1.   COMPANY BACKGROUND

     Sparta Pharmaceuticals, Inc. (and together with its subsidiary, the "Company"), a development stage biopharmaceutical company incorporated in 1990, is engaged in the business of acquiring rights to, and developing for commercialization, technologies and drugs for the treatment of a number of life threatening diseases, including cancer, cardiovascular disorders, chronic metabolic diseases and inflammation.

     In January 1999, the Company and SuperGen, Inc. ("SuperGen") entered into an Agreement and Plan of Reorganization (the "Reorganization Agreement") pursuant to which a subsidiary of SuperGen will merge with and into the Company (the "Merger"). At the Special Meeting of Stockholders held on August 10, 1999, the Stockholders of Sparta Pharmaceuticals, Inc. approved the Merger and related amendments to Sparta's Certificate of Incorporation. As of the effective date of the Merger, Sparta will become a wholly-owned subsidiary of SuperGen. The Company's common stock will be de-registered and will discontinue trading on the OTC Bulletin Board.

     Due to the pending merger with SuperGen, further clinical development will be minimized until such time as the Company's portfolio of compounds has been integrated into SuperGen's portfolio and the priority for all compounds has been established.

2.   BASIS OF PRESENTATION

     The consolidated financial statements include the accounts of Sparta Pharmaceuticals, Inc. and Orizon Pharmaceuticals, Inc., a 95% owned subsidiary. The Company recognizes 100% of Orizon's net loss in its consolidated results of operations. All intercompany balances and transactions have been eliminated.

     The consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

     The accompanying unaudited interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and
Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments, consisting only of normal recurring accruals, considered necessary for a fair presentation, have been included in the accompanying unaudited financial statements. For more complete financial information, these financial statements should be read in conjunction with the audited financial statements and notes thereto contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998. Results for the interim periods are not necessarily indicative of the results for any other interim period or for the full fiscal year. All common stock and per share amounts in the accompanying Consolidated Financial Statements, for periods prior to May 13, 1998, have been retroactively restated to reflect the one-for-five reverse stock split of its common stock.

     Basic EPS is computed by dividing net income by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution from the exercise or conversion of securities into common stock. For the six months ended June 30, 1999 and 1998, the effects of the
(i) exercise of outstanding stock options and warrants and (ii) conversion of the outstanding shares of convertible preferred stock (as if converted on their dates of issuance) were excluded from the calculation of diluted EPS because their effect was antidilutive.

     (b)  Pro Forma Financial Information

          We will file any required pro forma financial information, as required by this item and Article 11 of Regulation S-X, by amendment to this report as soon as possible, but not later than sixty days after this report was required to be filed initially.

     (c)  Exhibits

          2.1 Agreement and Plan of Reorganization by and among SuperGen, Inc., Royale Acquisition Corp., and Sparta Pharmaceuticals, Inc. dated as of January 18, 1999. (1)

          4.1 Warrant Agreement (including form of Common Stock Warrant) by and between SuperGen, Inc. and ChaseMellon Shareholder Services, L.L.C., dated as of August 12, 1999. (2)

          23.1 Consent of Arthur Andersen LLP

          23.2 Consent of Ernst & Young LLP

          99.1 Press release dated August 13, 1999.

     ____________________________

     (1) Incorporated by reference to our Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 28, 1999.

     (2) Incorporated by reference to our Form 8-A, filed with the Securities and Exchange Commission on August 12, 1999.

                                     SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     SUPERGEN, INC.


Date:  August 26, 1999               By:   /s/ Joseph Rubinfeld
                                           ----------------------------
                                           Joseph Rubinfeld, Ph.D.
                                           Chief Executive Officer, President
                                           and Director

                                   EXHIBIT INDEX

Exhibit No.    Description

23.1           Consent of Arthur Andersen LLP

23.2           Consent of Ernst & Young LLP

99.1           Press release dated August 13, 1999.
